UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2005

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite E
Monmouth Junction, NJ 08852
(Address of principal executive offices)

(732) 274-0399
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2005, the Registrant issued to each of Brian Lenz, the Registrant’s Chief Financial Officer, Secretary and Treasurer, and Yaping Hong, the Registrant’s Senior Vice President of Process Research and Development, an option to purchase 100,000 shares of the Registrant’s common stock at an exercise price of $1.03 to vest equally over three years on each of November 29, 2006, 2007 and 2008.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2005, David M. Tanen and Kenneth W. Brimmer resigned from the Registrant’s Board of Directors.

Effective as of November 29, 2005, the Registrant appointed Johnson Y.N. Lau, M.B., B.S., M.D., F.R.C.P. to its Board of Directors. Dr. Lau will be appointed to serve on the audit and compensation committees of the Board of Directors and will serve as the “audit committee financial expert” as such term is defined by SEC regulations. Dr. Lau qualifies as an “independent director,” as such term is defined by Section 121(A) of the listing standards of the American Stock Exchange.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated December 02, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: December 02, 2005	By:	/s/ Brian Lenz
Brian Lenz Chief Financial Officer

Exhibit Index

Ex. No.	Description

99.1	Press Release dated December 02, 2005.